UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2006

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On October 23, 2006, following approval by its Board of Directors, Marshall & Ilsley Corporation (the “Registrant”) amended and restated the Registrant’s:  (1) 2006 Equity Incentive Plan, (2) 2003 Executive Stock Option and Restricted Stock Plan, (3) 2000 Executive Stock Option and Restricted Stock Plan, (4) 1997 Executive Stock Option and Restricted Stock Plan, (5) 1995 Directors Stock Option Plan, (6) 1993 Executive Stock Option Plan, (7) 1989 Executive Stock Option and Restricted Stock Plan, (8) Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan (Five-Year Options), (9) Gold Banc Corporation, Inc. 1996 Equity Compensation Plan, (10) 1994 Key Employee Stock Option Plan, (11) Incentive Stock Option Plan, dated May 28, 1996, (12) 1999 Stock Option and Equity Incentive Plan, dated March 22, 1999 and (13) Trustcorp Financial, Inc. 1997 Non-Qualified Stock Option Plan, as amended, (collectively, the “Plans”).  Existing provisions in the Plans regarding anti-dilution adjustments of awards were revised to make them mandatory in instances of equity restructurings, such as stock splits.  The Plans were amended to reflect recent interpretations of Financial Accounting Standards No. 123 (revised 2004) (“FAS 123R”).  Under the recent interpretations, FAS 123R could result in the triggering of possibly significant compensation costs for companies that adjust terms of equity awards to preserve award value after an equity restructuring event unless the equity awards contain mandatory anti-dilution provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2006	MARSHALL & ILSLEY CORPORATION

By: /s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, General Counsel and Secretary